Exhibit 99.3

MVP INTERNATIONAL LAW OFFICE & ASSOCIATES CO., LTD Sathorn Tani Towers 2 92/56-57 A 19th Floor, North Sathorn Road, Silom Sub-District, Bangrak District, Bangkok Thailand 10500

To: Iweb, Inc.

May 15, 2017

Re: Legal Opinion on Certain Thai Law Matters

Dear Sirs,

We are lawyers qualified in the Kingdom of Thailand (“Thailand,” which, for the purpose of this opinion, shall cover all of Thailand Territory) and, as such, are qualified to issue this opinion on Thai Laws (as defined below).

We have acted as Lawyer Council of Thailand to Enigma Technology International Corporation (the “Company”), a company incorporated under the laws of the British Virgin Islands, on the Thai Laws, solely in connection with that Share Exchange Agreement, dated May 15, 2017, by and among the Company, IWeb, Inc., and the Stockholders listed therein (the “Share Exchange Agreement”), and each of the other documents, agreements, instruments and certificates required or contemplated to be executed or delivered by the Company in connection with the transactions contemplated thereby or in connection with the Share Exchange, including but not limited to those listed on Appendix A hereto (collectively with the Share Exchange Agreement, the “Transaction Documents”).

In so acting, we have examined the originals or copies, certified or otherwise identified to our satisfaction, of the Transaction Documents and other documents provided to us by the Company and the Thailand Group Entities (as defined below) and such other documents, corporate records, certificates, Governmental Authorizations (as defined below), the Current Report on Form 8-K filed by IWeb, Inc.. with the Securities and Exchange Commission on May 15, 2017 (the “Form 8-K”), and such other instruments as we have deemed necessary or advisable for the purpose of rendering this opinion, including, without limitation, and the certificates issued by Thailand Authorities (as defined below) and officers of the Company and the Thailand Group Entities (collectively, the “Documents”).

In reviewing the Documents and for the purpose of this opinion, we have assumed without further inquiry: (1) the genuineness of all the signatures, seals and chops; (2) the authenticity of the Documents submitted to us as originals, the conformity with the originals of the Documents provided to us as copies and the authenticity of such originals; (3) the truthfulness, accuracy, completeness and fairness of all the Documents, as well as the factual statements contained in such Documents; (4) that the Documents provided to us remain in full force and effect up to the date of this opinion and have not been revoked, amended, varied or supplemented except as otherwise indicated in such Documents; (5) that all information provided to us by the Company and the Thailand Group Entities in response to our enquiries for the purpose of this opinion is true, accurate, complete and not misleading, and that the Company and the Thailand Group Entities have not intentionally withheld anything that, if disclosed to us, would reasonably cause us to alter this opinion in whole or in part; (6) that all parties other than the Thailand Group Entities have the requisite power and authority to enter into, execute, deliver and perform the Documents to which they are parties; (7) that all parties other than the Thailand Group Entities have duly executed, delivered and performed the Documents to which they are parties, and all parties will duly perform their obligations under the Documents to which they are parties; (8) that all Governmental Authorizations and other official statement or documentation have been obtained from competent Thailand Authorities by lawful means in due course; and (9) that all the Documents are legal, valid, binding and enforceable under all such laws as govern or relate to them other than Thai Laws.

MVP INTERNATIONAL LAW OFFICE & ASSOCIATES CO., LTD Sathorn Tani Towers 2 92/56-57 A 19th Floor, North Sathorn Road, Silom Sub-District, Bangrak District, Bangkok Thailand 10500

I. Definitions

The following terms as used in this opinion are defined as follows:

“Governmental Authorizations”	means all approvals, consents, certificates, authorizations, filings, registrations, permissions, clearances, qualifications, permits and licenses required by any Thailand Authorities pursuant to any Thai Laws

“M&A Rule”	means the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors, which was issued or implemented by the Board of Investment (BOI), Ministry of Commerce and Bank of Thailand.

“Thailand Authorities”	means any national, provincial, municipal or local governmental authority, agency or body having jurisdiction over any of the Thailand Group Entities in Thailand

“Thailand Group Entities”	means DigiWork (Thailand) Co. Ltd.

“Thai Laws”	means all laws, statutes, regulations, rules, decrees, notices, circulars, and supreme court judicial interpretations of Thailand effective and available to the public as of the date hereof

Unless otherwise defined herein, capitalized terms shall have the meanings assigned to them in the Registration Statement.

II. Opinions

Based on the foregoing and subject to the disclosures contained in the Form 8-K and the qualifications set out below, we are of the opinion that, as of the date hereof, so far as Thai Laws are concerned:

(1) (i) The ownership structure of the Company and the Thai Group Entities in Thailand, both currently and immediately after giving effect to the Transaction Documents, does not result in any violation of Thai Laws currently in effect; and (ii) the contractual arrangements between the Company and the Thai Group Entities and their shareholders governed by Thai Laws, both currently and immediately after giving effect to the Transaction Documents, are valid, binding and enforceable and will not result in any violation of Thai Laws. However, there are substantial uncertainties regarding the interpretation and application of Thai Laws and future Thai Laws and regulations, and there can be no assurance that Thailand Authorities will take a view that is not contrary to or otherwise different from our opinion stated above.

(2) It is our opinion that approval is not required by any Thailand Authorities for the listing and trading of the common stock of IWeb, Inc. on the OTCQB market, NASDAQ Market Place or the New York Stock Exchange in the context of the Share Exchange Agreement, given that: (i) Thailand Authorities have not issued any definitive rules or interpretations concerning whether the transactions contemplated by the Transaction Documents are subject to the M&A Rules; and (ii) no provision in the M&A Rules clearly classifies contractual arrangements as a type of transaction subject to the M&A Rules. However, uncertainties still exist as to how the M&A Rule will be interpreted and implemented and our opinion stated above is subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rule.

(3) The statements made in the Form 8-K under the caption “Income Taxes,” to the extent they constitute summaries of Thailand tax laws and regulations or interpretations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material aspects and such statements constitute our opinion.

MVP INTERNATIONAL LAW OFFICE & ASSOCIATES CO., LTD Sathorn Tani Towers 2 92/56-57 A 19th Floor, North Sathorn Road, Silom Sub-District, Bangrak District, Bangkok Thailand 10500

III. Qualifications

This opinion is subject to the following qualifications:

(a)	This opinion is, in so far as it relates to the validity and enforceability of a contract, subject to (A) any applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws in Thailand affecting creditors’ rights generally; (B) possible judicial or administrative actions or any Thai Laws affecting creditors’ rights; (C) certain legal or statutory principles affecting the validity and enforceability of contractual rights generally under the concepts of public interest, interest of the state, national security, reasonableness, good faith and fair dealing, and applicable statutes of limitation; (D) any circumstance in connection with formulation, execution or performance of any legal documents that would be deemed materially mistaken, clearly unconscionable, fraudulent, or coercionary at the conclusions thereof; (E) any possible judicial discretion, discretion of arbitration tribunal or administrative action with respect to the availability of indemnifications, remedies, defenses or injunctive relief, the calculation of damages, the entitlement of attorneys’ fees and other costs, and the waiver of immunity from jurisdiction of any court or from legal process.

(b)	This opinion is subject to the discretion of any competent Thailand legislative, administrative or judicial bodies or arbitration tribunals in the interpretation or implementation of Thai Laws.

(c)	This opinion relates only to the Thai Laws and we express no opinion as to any other laws and regulations. This opinion is based on the Thai Laws and the interpretation and implementation thereof that are in effect as of the date of this opinion. There is no guarantee that any of the Thai Laws, or the interpretation or implementation thereof, will not be changed, amended or replaced in the immediate future or in the longer term with or without retrospective effect.

(d)	This opinion is intended to be used in the context which is specifically referred to herein and each section should be looked on as a whole regarding the same subject matter and no part should be extracted and referred to independently.

We hereby consent to the use of this opinion in, and the filing hereof as an exhibit to, the Form 8-K, and to the use of our firm’s name therein. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the U.S. Securities Act of 1933, as amended, or the regulations promulgated thereunder.

Yours sincerely,

/s/ MVP International Law Office and Associates Co., Ltd.
MVP International Law Office and Associates Co., Ltd.

MVP INTERNATIONAL LAW OFFICE & ASSOCIATES CO., LTD Sathorn Tani Towers 2 92/56-57 A 19th Floor, North Sathorn Road, Silom Sub-District, Bangrak District, Bangkok Thailand 10500

APPENDIX A

Share Exchange Agreement between IWeb, Inc. and Enigma Technology International Corporation, dated May 15, 2017.

Exclusive Technology Consulting and Service Agreement between Enigma Technology International Corporation and Digiwork (Thailand) Co. Ltd., dated May 15, 2017.

Equity Pledge Agreements by and among Enigma Technology International Corporation, S-Mark Co., Ltd. and Digiwork (Thailand) Co. Ltd., dated May 15, 2017

Equity Pledge Agreements by and among Enigma Technology International Corporation, Ratanaphon Wongnapachant and Digiwork (Thailand) Co. Ltd., dated May 15, 2017

Equity Pledge Agreements by and among Enigma Technology International Corporation, Chanikarn Lertchawalitanon and Digiwork (Thailand) Co. Ltd., dated May 15, 2017

Power of Attorney by Ratanaphon Wongnapachant dated May 15, 2017

Power of Attorney by Chanikarn Lertchawalitanon dated May 15, 2017

Power of Attorney by Chanikarn Lertchawalitanon dated May 15, 2017

Exclusive Purchase Option Agreement by and among Enigma Technology International Corporation, S-Mark Co., Ltd., Ratanaphon Wongnapachant, Chanikarn Lertchawalitanon and Digiwork (Thailand) Co. Ltd., dated May 15, 2017